THE SECURITIES REPRESENTED BY THIS DEBENTURE CERTIFICATE AND THOSE ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D RULE 506 ^ PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION
REQUIREMENTS OF THOSE LAWS. HOLDERS OF THE SECURITIES WILL BE REQUIRED TO REPRESENT THAT THE SECURITIES ARE BEING ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO SALE OR DISTRIBUTION, AND HOLDER THEREOF WILL NOT BE ABLE TO RESELL ANY OF THE SECURITIES UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND QUALIFIED UNDER THE APPLICABLE STATE STATUTES OR LAWS OF OTHER APPLICABLE JURISDICTIONS (UNLESS AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION IS AVAILABLE). HOLDERS OF THE SECURITIES SHOULD BE PREPARED TO BEAR THE ECONOMIC RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                               KRANTOR CORPORATION

                   10% SUBORDINATED CONVERTIBLE DEBENTURE DUE

Number:------------------------------------------------

Amount:------------------------------------------------

Original Issue Date:-----------------------------------


Registered Holder(s):----------------------------------


(name)


-----------------------------------

(name)

                                    Address:-----------------------------------

                                            -----------------------------------

         KRANTOR CORPORATION, a Delaware corporation (the "Company"), for value received, hereby promises to pay the registered holder hereof (the "Holder") the principal sum of on November 12, 2000, in such coin or currency of the United States of America as at the time of payment shall be the legal tender for the payment of public and private debts, and to pay interest, less any amounts required by law to be deducted or withheld, computed on the basis of a 360 day year, on the unpaid principal balance hereof from the date hereof (the "Original Issue Date"), at the rate of 10% per year, semi-annually commencing the Original Issue Date, until such principal sum shall have become due and payable.

         By acceptance and purchase of this Debenture, the registered holder hereof agrees with the Company that the Debenture shall be subject to the following terms and conditions:

         1. AUTHORIZATION OF DEBENTURES. The Company has authorized the issuance and sale of its 10% Subordinated Convertible Debentures (the "Debentures," such term includes any debentures which may be issued in exchange or in replacement thereof) in the aggregate principal amount of not more than $700,000, issued in multiples of $100,000 in principal amount. The Debentures shall bear interest at the rate of ten percent (10.00%) per annum on the unpaid principal balance from the Original Issue Date until the Debentures shall be due and payable. Interest shall be accrued and payable, at the discretion of the Debenture Holder in cash or restricted common stock of the Company, at the earlier of full conversion of the Debenture or the end of its term, the interest being convertible into restricted common stock of the Company at the same rate as is the principal of the Debenture.

         2. SUBSCRIPTION AGREEMENT. The Holder has executed a Subscription Agreement (the "Subscription Agreement") contemporaneous herewith, terms and conditions, covenants and representations therein also being applicable as to this Agreement, unless provisions appear herein to the contrary. Definitions of certain terms in that Subscription Agreement equally apply to use of those terms herein unless provisions to the contrary appear herein.

         3. RESTRICTIONS ON TRANSFER. Neither the Debenture nor any part thereof, nor any Common Stock (defined in Section 5.4 below) into which it is convertible, shall be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of, and the Company shall not be required to register any such disposition, unless and until:

         3.1 The Company shall have received (i) written notice of the contemplated disposition, setting forth all of the circumstances and details thereof, and (ii) an opinion of the counsel, in the form and substance satisfactory to the Company and its counsel, stating that the contemplated disposition is exempt from the registration and prospectus requirements of the Act and the rules and regulations of the Securities and Exchange Commission (the "SEC") under the Act and of any applicable state or foreign securities act; or

         3.2 The Debenture or shares of Common Stock, as the case might be, are disposed of pursuant to and in ^ accordance with a registration statement which has been filed under the Act with the SEC and a similar registration statement filed with any state securities administrators having jurisdiction.

         The Company has placed a restrictive legend on this certificate for the Debenture and may place such a legend on any future certificates for the Debenture and on the certificates for shares of Common Stock issued upon conversion thereof reflecting the requirements of this Section.

    4.  CURRENT MARKET PRICE.

         4.1 For purposes of this Debenture, "Current Market Price" of the Common stock means:

    (a) If traded on a securities exchange, the closing price of the common stock on such exchange;

    (b) If traded over the counter, the high closing bid price; or

    (c) In all other events, the market price determined by the Board of Directors of the Company in good faith.

    5.  CONVERSION OF DEBENTURE.

         5.1 (a) Any Holder of the Debenture may, at his, her or its option, at any time and from time to time on or after the Original Issue Date set forth above, convert such Debenture (or any part thereof that is an integral multiple of $1000) into the Company's Common Stock at the rate, expressed in principal amount of Debenture per share of Common Stock, determined pursuant to the formula set forth in paragraph (b) of this Section 6.1 subject to adjustment in certain events as hereinafter set forth (the "Conversion Price"), including any or all of the interest accrued to the date of conversion.


    (b) The Conversion Price shall be 0.70 times the average Current Market Price on the five trading days preceding the date of conversion.

         5.2 EXERCISE OF CONVERSION PRIVILEGE. In order to exercise conversion privilege, the Holder shall surrender such Debenture, together with the Notice of Conversion annexed hereto as Exhibit 1 appropriately endorsed to the Company at its principal office, accompanied by written notice to the Company (a) stating that the Holder elects to convert the Debenture or a portion thereof, and if a portion, the amount of such portion in multiples of $1,000 in principal amount, and (b) setting forth the name or names (with address) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. Provided the Debenture is received properly endorsed promptly by the Company, the date of conversion of such Debenture shall be deemed to be the date of receipt of Notice of Conversion, even if the Company's stock transfer books are at that time closed, and the converting Holder shall be deemed to have become, on the date of conversion, the record holder of the shares of Common Stock deliverable upon such conversion, subject to as such status may be altered by the issuance by the Company of the Escrow Stock as provided and defined herein (see Section 13, Registration Rights/ Establishment of Escrow for Shares pending Registration, supra).

         As soon as reasonably possible after the date of conversion, the Company shall issue and/or transfer or otherwise deliver to such converting Holder a certificate or certificates for the number of shares of Common Stock due on such conversion. No adjustments in respect of interest or cash dividends shall be made upon the conversion of any Debenture or Debentures, except as may otherwise be specifically provided herein.

         Upon conversion of the Debenture in part, the Company shall execute and deliver to the Holder thereof, at the expense of the Company, a new Debenture, in aggregate principal amount equal to the unconverted portion of such Debenture, such new Debenture shall have the same terms and provisions other than the principal amount as the Debenture or Debentures surrendered for conversion.

         5.3 DURATION OF CONVERSION PRIVILEGE. The right to subscribe for and purchase shares of Common Stock pursuant to the conversion privilege granted herein shall commence on the Original Issue Date and shall expire when the Debenture has been paid in full through payment and/or conversion. In case the Company shall have given notice of its election to prepay, pursuant to Section 5 hereof, all or any portion of the principal of any Debenture or Debentures, and the Company does not default in such prepayment, then in respect of such Debenture or Debentures or portion thereof, the rights to subscribe for and purchase shares of Common Stock pursuant to the conversion privilege granted herein shall expire at 5:00 p.m., New York time on the Prepayment Date.

         5.4 STOCK FULLY PAID. The Company covenants and agrees that all shares which may be issued upon the exercise of the conversion privilege granted herein will, upon delivery in accordance with the terms hereof, be fully paid, nonassessable, and free from all taxes, liens and charges (except for taxes, if any, upon the income of the Holder) with respect to the issue thereof, and that the issuance thereof shall not give rise to any preemptive rights on the part of the stockholders.

    5.5  ANTIDILUTION PROVISIONS.

         In case the Company shall at any time subdivide the outstanding shares of common stock, or shall issue a stock dividend on its outstanding common stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Company shall at any time combine the outstanding shares of common stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be. The Company also reserves the right through its Board of Directors to reduce the Conversion Price of the Debenture at any time during its term.

         When the number of shares of Common Stock or the Conversion Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the then holder of the Debenture (the "Holder") by first class mail, postage prepaid, notice of such adjustment or adjustments and a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of shares of Common Stock and the Conversion Price after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

         The term "Common Stock" shall mean (A) the class of stock designated as the Common Stock of the Company at the date of this Debenture or (B) any other class of stock resulting from successive changes or reclassification of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section, the Holder shall become entitled to receive any securities upon conversion other than shares of Common Stock of the Company, thereafter the number of such other securities and the Conversion Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section.

THERE SHALL BE NO OTHER ANTI-DILUTION PROVISIONS APPLICABLE TO THE DEBENTURE

         Fractional shares need not be issued and/or delivered upon conversion, but in lieu thereof, the Company may pay cash equal to the market value of such fractional share.

         Except as stated above, the Conversion Price will not be adjusted. The Company shall issue into an Escrow Account from its authorized but unissued Common Stock, for the purpose of effecting conversion of the Debenture, a sufficient number of shares of Common Stock for delivery upon the conversion (see Section 13 - Registration Rights/ Establishment of Escrow for Shares pending Registration, supra). However to the extent, based on changing market prices for the Company's securities, sufficient stock is not issued and/or sufficient authorized but unissued stock is not available the Company shall promptly seek to have its certificate of incorporation amended to increase its authorized common stock to a level which shall accommodate conversion of all outstanding Debentures or otherwise take corporate action which the Company deems necessary to accommodate and satisfy conversion rights.

         No Adjustment for Dividends. Except as provided in this Section 6.5, no adjustment in respect to any dividends paid shall be made during the term of the Debenture or upon the conversion of the Debenture.

         Preservation of Purchase Rights Upon Reclassification Consolidation, etc. In the case of any consolidation of the Company with or merger of the Company into another corporation or in the case of any sale or conveyance to another corporation of all or substantially all of the property, assets or business of the Company, the Company or such successor or purchasing corporation, as the case may be, shall provide that the Holder shall have the right thereafter upon payment of the Conversion Price in effect immediately prior to such action to purchase upon conversion of the Debenture the kind and amount of shares and other securities and property which the Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Debenture been converted immediately prior to such action, such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.5. The provisions of this Section 5.5 shall similarly apply to successive consolidations, mergers, sales or conveyances.

         Par Value of Common Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Debenture, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

         Statement on Debenture Certificates. Irrespective of any adjustments in the Conversion Price or the number of securities convertible, this Debenture certificate or any certificates hereafter issued may continue to express the same price and number of securities as are stated in this Debenture certificate. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of the Debenture certificate that it may deem appropriate and that does not affect the substance thereof; and any Debenture certificate thereafter issued, whether upon registration or transfer of, or in exchange or substitution for, an outstanding Debenture certificate, may be in the form so changed.

         6. FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any subscription hereunder but in lieu of such fractional shares, the company shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Conversion Price then in effect.

         7. SUBORDINATION. Any right of the Holder to payment of principal or interest from the Company shall be subordinated to the claims and rights of the holders of the Senior Debt ("Senior Debt Holders"). The payment of the principal of, and interest on, the Debentures will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full of all Senior Debt. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, or marshaling of assets, whether voluntary, involuntary or in receivership, bankruptcy, insolvency or similar proceedings, the holders of all Senior Indebtedness will be first entitled to receive payment in full of cash amounts due or to become due thereon before any payment is made on account of the principal of and premium, if any, or interest on the indebtedness evidenced by the Debentures or on account of any other monetary claims, including such monetary claims as may result from rights of repurchase or rescission, if any, under or in respect of the Debentures, before any payment is made to acquire any of the Debentures for cash, property or securities or before any distribution is made with respect to the Debentures of any cash, property or securities. No payments on account of principal of, sinking fund requirements, if any, or premium, if any, or interest on the Debentures shall be made, and no Debentures shall be redeemed or repurchased, if at the time thereof: (i) there is a default in the payment of all or any portion of the obligations under any Senior Debt; or (ii) there shall exist a default in any covenant with respect to the Senior Debt (other than as specified in clause (i) of this sentence), and, in such event, such default shall not have been cured or waived or shall not have ceased to exist.

         The holders of the Debentures will be subrogated to the rights of the holders of the Senior Debt to the extent of payments made on Senior Debt upon any distribution of assets in any such proceedings out of the distributive share of the Debentures.

         By reason of such subordination, in the event of insolvency, creditors of the Company, who are not holders of Senior Debt or of the Debentures, may recover less, ratably, than holders of Senior Indebtedness but may recover more, ratably, than the holders of the Debentures.

         Senior Debt is defined as: (a) the principal of and unpaid interest (whether accruing before or after filing of any petition in bankruptcy or any similar proceedings by or against the Company and whether or not allowed as a claim in bankruptcy or any similar proceeding) on the following, whether heretofore or hereafter created, incurred, assumed or guaranteed: (i) all indebtedness for borrowed money, created, incurred, assumed or guaranteed by the Company (other than indebtedness evidenced by the Debentures and indebtedness which by the terms of the instrument creating or evidencing the same is specifically stated to be not superior in right of payment to the Debentures);
(ii) bankers' acceptances and reimbursement obligations under letters of credit;
(iii) obligations of the Company under interest rate and currency swaps, caps, floors, collars or similar agreements or arrangements intended to protect the Company against fluctuations in interest or currency rates; (iv) any other indebtedness evidenced by a note or written instrument; and (v) obligations of the Company under any agreement to lease, or lease of, any real or personal property, which obligations are required to be capitalized on the books of the Company in accordance with generally accepted accounting principles then in effect (other than leases which by their terms are specifically stated to be not superior in right of payment to the Debentures), or guarantees by the Company of similar obligations of others; and
(b) all deferrals, modifications, renewals or extensions of such indebtedness.

         The Debenture does not prohibit or limit the incurrence, assumption or guarantee by the Company or its Subsidiaries of additional indebtedness, including Senior Debt.

         8. REPLACEMENT OF DEBENTURE CERTIFICATE. Upon receipt of evidence satisfactory to the company of the certificate loss, theft, destruction or mutilation of the Debenture certificate and, in the case of any such loss, theft, or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of the Debenture certificate, the Company will issue a new Debenture certificate, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Debenture Certificate.

         9. COVENANTS OF THE COMPANY. So long as any of the Debentures remain outstanding, the Company shall:

    (a) At all times keep reserved the total number of shares of Common Stock necessary for the conversion of all of the then outstanding Debentures at the then current Conversion Price or take other steps necessary to have such stock available if and when the need to issue occurs;

    (b) Not enter into a loan secured by the property and/or assets of the Company or any of its subsidiaries with (i) any director, officer of 5% stockholder of the Company, (ii) any entity in which a director, officer or 5% stockholder has an interest as an officer, director, partner, beneficiary of a trust or is a 5% or more equity holder of such entity, or (iii) any parent, spouse, child or grandchild of an officer, director or 5% stockholder of the Company except upon terms no less favorable to the Company than those which could be obtained from an "arms-length" lender; and

    (c) Not redeem, repurchase or otherwise acquire any shares of the common or preferred stock of the Company, if such redemption would result in the Company's net worth falling below Two Million Dollars ($2,000,000) on a pro forma basis.

         10. DEFAULT. If any of the following events (herein called "Events of Default") shall occur:

    (a) if the Company shall default in the payment or prepayment of any part of the principal of any of the Debentures after the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise, and such default shall continue for more than 15 days; or

    (b) if the Company shall default in the payment of any installment of interest on any of the Debentures for more than 15 days after the same shall become due and payable; or

    (c) if the Company shall make an assignment for the benefit of creditors or shall be unable to pay its debts as they become due; or

    (d) if the Company shall dissolve; terminate its existence; become insolvent on a balance sheet basis; commence a voluntary case under the federal bankruptcy laws or under any other federal or state law relating to insolvency or debtor's relief; permit the entry of a decree or order for relief against the Company in an involuntary case under the federal bankruptcy laws or under any other applicable federal or state law relating to insolvency or debtor's relief; permit the appointment or consent to the appointment of a receiver, trustee, or custodian of the Company or of any of the Company's property; make an assignment for the benefit of creditors; or admit in writing to be failing generally to pay its debts as such debts become due;

    (e) if the Company shall default in the performance of or compliance with any material agreement, condition or term contained in this Debenture and such default shall not have been cured within 30 days after such default,

    (f) Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in any material respect at the time made;

    (g) The Company shall have its Common Stock delisted from an exchange or over the counter market.

         Then and in any such event the Holder of this Debenture shall have the option (unless the default shall have theretofore been cured) by prior written notice to the Company to declare the Debenture to be due and payable, whereupon the Debenture shall forthwith mature and become due and payable, at the applicable prepayment price on the date of such notice, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, anything contained in this Debenture to the contrary notwithstanding. Upon the occurrence of an Event of Default, the Company shall promptly notify the Holder of this Debenture in writing setting out the nature of the default in reasonable detail.

    11.  REMEDIES ON DEFAULT; NOTICE TO OTHER HOLDERS.

         In case any one or more of the Events of Default shall occur, the Holder may proceed to protect and enforce his or her rights by a suit in equity, action at law or other appropriate proceeding, whether, to the extent permitted by law, for the specific performance of any agreement of the Company contained herein or in aid of the exercise of any power granted hereby. If any Holder of one or more of the Debentures shall declare the same due and payable or take any other action against the Company in respect of an Event of Default, the Company will forthwith give written notice to the Holder of this Debenture, specifying such action and the nature of the default alleged.


         12. REGISTRATION RIGHTS/ ESTABLISHMENT OF ESCROW FOR SHARES PENDING REGISTRATION. The Company agrees to seek registration with the Securities and Exchange Commission of sufficient common stock as will include the underlying common stock into which the Debentures are convertible. Such registration attempt shall be accomplished by the filing with the Securities and Exchange
Commission of a registration statement covering such securities, on form available to the Company sufficient in form to accomplish such registration, ^and the Company shall use its best efforts to have such registration declared effective within a reasonable time period after filing. The Company shall file within 15 days of the final closing of the Private Placement in which this Debenture was subscribed for and paid for, a registration statement on Form S-3

(or if S-3 is not available, any other available form) under which, when effective, will permit the resale of the shares of Common Stock issuable upon conversion of this Debenture. The Company shall take such action that is reasonably necessary to cause the registration to become effective and will maintain such effectiveness for a period of three years from the final closing on such Private Placement or for so long as any shares of Common Stock including shares underlying the Debentures, Investor Warrants, and/or Placement Agent Warrants continue to be owned beneficially by any of the investors in the Private Placement or the Placement Agent or until such shares of Common Stock may be sold pursuant to Rule 144 under the Securities Exchange Act of 1934, as amended, whichever time period is shorter. If the Company fails to file the registration statement within 15 days from the date of said Closing, penalties of 2% per month of the principal amount of the Debentures, payable to the Debenture holders, will apply for each month the registration statement remains unfiled after the expiration of said 15 day period. In addition, the holders of the Debentures and Warrants (Investor Warrants and Placement Agent Warrants) will have unlimited piggy-back registration rights with respect to the shares of Common Stock issuable upon conversion of the Debentures or exercise of said Warrants.

         The Company has undertaken to keep said registration current and effective during the period any of the Debentures remain outstanding and not converted into common stock of the Company.

         (a) The Company shall establish an Escrow Account (the "Escrow Account") which shall be administered by an Escrow Agent (the "Escrow Agent") appointed by the Company with the consent of the Placement Agent, which consent shall not be unreasonably withheld, into which Escrow Account the Company shall deliver shares, as will have previous thereto been issued to the Holders of the Debentures, Investor Warrants and Placement Agent Warrants, in the amount of 1,000,000 shares (which will likely be in excess of the amount of such stock into which the Securities shall be convertible/exercisable). Although the Company shall register all of such stock, that which is not necessary to transfer to the Holders for exercise/conversion of all of the Securities may be redeemed by the Company as further agreed to and specified in the Subscription Agreement. The Escrow Account shall be administered by the Escrow Agent in accord with that certain Escrow Agreement (the "Escrow Agreement") as executed by the Company and the Placement Agent, a copy of which is acknowledged by the undersigned Holder to have been reviewed and accepted by him.

         The Company shall have the right, on written notice to the Holders, to redeem any and all of the stock placed into the Escrow Account (the "Escrow Stock") which remains in the Escrow Account after withdrawal of a total number of shares of the Escrow Stock into which the Debentures have been converted, Investor Warrants exercised, and the Placement Agent Warrants exercised, as of the date of the termination of rights to convert and/or exercise all such Securities. The redemption price shall be the par value of such stock. The Escrow Stock may be issued with a legend thereon referring to the redemption rights of the Company as provided herein. However, when transferred from the Escrow Account to the Holder, all legends shall be removed, provided that the stock has been registered as provided herein.

         Until released from the Escrow Account or redeemed by the Company, the Escrow Stock shall be treated on and reflected in the books of the Company as issued and outstanding and owned of record by the Holders of the Securities in proportion to the amount of such Securities held by such Holders, subject to the voting rights of the Escrow Agent and redemption rights of the Company as provided herein and in the Escrow Agreement. Subject to such rights of redemption by the Company and with such voting rights of the Escrow Agent, the Escrow Stock shall be freely transferrable by the record holder thereof, provided that the transferee is made aware of and agrees to the continued status of such stock as is set forth herein, and provided, however that prior to any such transfer the stock shall be registered or an exemption from registration available to allow the transfer.

         (b) Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance in furtherance of registration rights provided in this Agreement, including without limitation, all registration, filing, and qualification fees, printing expenses, fees and disbursements of counsel for the Company, and expenses of any special audits incidental to or required by such registration, shall be borne by the Company; provided however:

    (i) The Company shall not be required to pay for expenses of any registration the request for which has been subsequently withdrawn by the holders of rights to such registration (the "Holders"), in which case, such expenses shall be borne by the Holders requesting such withdrawal;

    (ii) The Company shall not be required to pay fees of legal counsel of Holder, or underwriters' fees, discounts, or commissions relating to
    securities   registered   for   the   Holders   (hereinafter    "Registrable
    Securities").

         (c) Registration Procedures. In the case of each registration, qualification, or compliance effected by the Company as provided herein, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

    (i) The Company shall take such action that is reasonably necessary to cause the registration to become effective and will maintain such effectiveness for a period of three years from the final closing on such Private Placement or for so long as any shares of Common Stock including shares underlying the Debentures, Investor Warrants, and/or Placement Agent Warrants continue to be owned beneficially by any of the investors in the Private Placement or the Placement Agent or until such shares of Common Stock may be sold pursuant to Rule 144 under the Securities Exchange Act of 1934, as amended, whichever time period is shorter; and

    (ii) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

         (d) Indemnification. (i) The Company will indemnify each Holder of Registrable Securities, each of the Holder's officers and directors, and each person controlling such Holder, with respect to such registration, qualification, or compliance effected pursuant to this paragraph, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder, against all claims, losses, damages, and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of the Holder's officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defining any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by or any other action of such Holder or underwriter in connection with or adversely affecting the registration.

    (ii) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors and officers who sign such registration statement, each underwriter or placement agent, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of such Holder's officers and directors and each person controlling such Holder, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters and/or placement agents for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with information furnished to the Company by such Holder in writing specifically for use therein.

    (iii) Each party entitled to indemnification under this paragraph (the "Indemnified Party") shall give notice to the party required to provide indemnification (the Indemnifying Party) promptly after such indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgement or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

    (e) Information by Holder

         The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such written information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in this paragraph.

    (f) Transfer of Registration Rights

         The Rights to cause the Company to register your securities granted to you by the Company under this Agreement may be assigned by you to a transferee or assignee of any of your Registrable Securities, provided, that the Company is given written notice by you at the time of or within a reasonable time after said transfer, stating the name and address and social security number (if applicable) of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

    (g) Survival

         The provisions of this Section 13 shall survive the conversion of the Debentures and/or exercise of the Warrants, where applicable.

         13. AMENDMENTS. With the consent of the Holders of more than 50% in aggregate principal amount of the Debentures at the time outstanding, the Company, when authorized by a resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Debenture or of any supplemental agreement or modifying in any manner the rights and obligations of the holders of Debentures or Common Stock issued upon conversion of the Debentures, and of the Company, provided, however, that no such supplemental agreement shall (a) extend the fixed maturity of any Debenture, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or alter or impair the right to convert the same into Common Stock at the rates and upon the terms provided in this Debenture, without the consent of the Holder of each of the Debentures so affected, or (b) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any supplemental agreement, without the consent of the Holders of all debentures then outstanding.

         14. CHANGES, WAIVERS, ETC. Neither this Debenture nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in Section 12 of this Debenture.

         15. ENTIRE AGREEMENT. This Debenture embodies the entire agreement and understanding between the Holder and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof.

         16. GOVERNING LAW, JURISDICTION, ETC. It is the intention of the parties that the laws of the State of New York shall govern the validity of this Debenture, the construction of its terms and the interpretation of the rights and duties of the parties. Any legal action or proceeding with respect to this Debenture may be brought in the courts of the State of New York or of the United States of America for the Southern or Eastern District of New York, and by execution and delivery of this Debenture, each of the Company and all Holders hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the Holder and the Company hereby knowingly, voluntarily, intentionally and irrevocably waives, in connection with any such action or proceeding: (i) any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions and

    (ii) to the maximum extent not prohibited by law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Debenture.

    17. CAPITALIZED TERMS

         Capitalized terms as used herein where not otherwise defined are as defined in the Subscription Agreement, Investor Warrants, Placement Agent Warrants and/or Escrow Agreement.


                                          KRANTOR CORPORATION




                                          By
                                             ---------------------
                                          Mair Faibish, Vice Pres.
ATTEST:

By-------------------------------
                      , Secretary

                              NOTICE OF CONVERSION

   (To be Executed by the Registered Holder in order to convert the Debenture)


         The undersigned hereby irrevocably elects to convert $ of the above Debenture No. into shares of the Common Stock of KRANTOR CORPORATION (the "Company") according to the conditions set forth in such Debenture, as of the date written below.

         The undersigned restates all representations and warranties made in the Subscription Agreement between the Company and the original holder hereof executed upon subscribing for this Debenture.




                                            -----------------------------------
                                            Date of Conversion *



                                            -----------------------------------
                                            Applicable Conversion Price



                                            -----------------------------------
                                            Signature



                                            -----------------------------------
                                            Name



                                            -----------------------------------
                                            Address





*The original Debenture and this Notice of Conversion must be received by the Company within five business days following the date of Conversion.